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Exhibit 23.4

Consent of Independent Registered Accounting Firm

The Board of Directors
TVSN Asia Pacific (Holdings) Limited

We consent to the incorporation by reference in the following registration statements of InterActiveCorp of our report dated July 8, 2003, with respect to the consolidated balance sheet of TVSN Asia Pacific (Holdings) Limited as of December 31, 2002, and the related consolidated statements of income, and cash flows for the year ended December 31, 2002, which report appears in the December 31, 2003, annual report on Form 10-K/A (Amendment No. 2) of InterActiveCorp.

COMMISSION FILE NO.
Form S-8, No. 033-53909
Form S-8, No. 333-18763
Form S-8, No. 333-37284
Form S-8, No. 333-48863
Form S-8, No. 333-57667
Form S-3, No. 333-81576
Form S-3, No. 333-87226
Form S-8, No. 333-105014
Form S-8, No. 333-104973
Form S-8, No. 333-101199	Form S-8, No. 333-03717
Form S-8, No. 333-34146
Form S-8, No. 333-37286
Form S-8, No. 333-48869
Form S-8, No. 333-65335
Form S-3, No. 333-88850
Form S-8, No. 333-105095
Form S-8, No. 333-105876
Form S-8, No. 333-110247

KPMG

Hong Kong
June 21 2004

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  Exhibit 23.4